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[ARMOR HOLDING, INC. LOGO OMITTED]                                                               FOR IMMEDIATE RELEASE
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COMPANY CONTACT:                          MEDIA CONTACT:                              INVESTOR RELATIONS CONTACT:
----------------                          --------------                              ---------------------------
Robert R. Schiller                        Michael Fox                                 James R. Palczynski
President                                 President, Corporate Communications         Principal
Armor Holdings, Inc.                      Integrated Corporate Relations, Inc.        Integrated Corporate Relations, Inc.
904.741.5400                              203.682.8218                                203.682.8229
www.armorholdings.com                     mfox@icrinc.com                             jp@icrinc.com
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                   ARMOR HOLDINGS, INC. COMPLETES ACQUISITION
                           OF SECOND CHANCE BODY ARMOR

JACKSONVILLE, FLA., -- AUGUST 2, 2005 -- ARMOR HOLDINGS, INC. (NYSE: AH), a
leading manufacturer and distributor of security products and vehicle armor systems serving military, law enforcement, homeland security and commercial markets, announced today that it has completed its previously announced acquisition of substantially all of the domestic assets of Second Chance Body
Armor, Inc. ("Second Chance"). Founded in 1970, Second Chance manufactures concealable and tactical body armor for the law enforcement and military markets worldwide. The acquired assets will be integrated into Armor Holdings' Products
Division and are expected to be meaningfully accretive to Armor Holdings earnings per share in 2006.

Scott O'Brien, President of the Armor Holdings Products Division, commented, "We are delighted to welcome Second Chance to the Armor Holdings team, and we believe this transaction creates a fresh start for Second Chance. We expect the purchase to allow Second Chance to move beyond the recent issues that have clouded its reputation in the market. With this new beginning, we intend to invest in the Second Chance brand, to restore its reputation, renew its presence on the U.S. military's Outer Tactical Vest program and expand its distribution internationally."

Armor Holdings paid $45 million in cash for substantially all of the assets of
Second Chance, including substantially all intellectual property, free and clear of all liens, claims and encumbrances, and assumed certain trade liabilities.
The acquisition specifically excluded any Zylon(R) or Zylon(R) related assets and all outstanding claims related to Zylon(R), including those related to
Ultima, Ultimax, and Triflex model vests. The United States Bankruptcy Court,
Western District of Michigan, confirmed the transaction on Wednesday, July 27,
2005.

 Robert R. Schiller, President of Armor Holdings, Inc., added, "The fact that
Second Chance is still operating in spite of what it has been through during the last several years, is a credit to the quality of its brand. By restoring Second
Chance's financial position, we hope to provide a much needed boost to the
Company's employees, suppliers and customers, primarily those law enforcement officers who have been such loyal supporters of the Second Chance brand for many years."

                                    - MORE -

      13386 INTERNATIONAL PARKWAY JACKSONVILLE, FL 32218 TEL: 904.741.5400
                               FAX: 904-741-5403

ABOUT ARMOR HOLDINGS, INC.

Armor Holdings, Inc. (NYSE:AH) is a diversified manufacturer of branded products for the military, law enforcement, and personnel safety markets. Additional information can be found at www.armorholdings.com.

Certain matters discussed in this press release constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. The Company may use words such as
"anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and
Exchange Commission, including the company's Registration Statement on Form S-3, its 2004 Form 10-K and amendments thereto and most recently filed Forms 8-K and
10-Q.

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